Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-127656), relating to the 2005 Stock Option Plan of Houston American Energy Corp., and on Form S-3 (File No. 333-134756) of our report dated March 26, 2007 relating to the financial statements of Houston American Energy Corp. for the year ended December 31, 2006 that appear in Amendment No. 3 to the Annual Report on Form 10-K/A of Houston American Energy for the year ended December 31, 2007.

Thomas Leger & Co., L.L.P.

HOUSTON, TEXAS
December 9, 2008